EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 103 to Registration Statement No. 2-22019 on Form N-1A of our reports dated November 15, 2008, relating to the financial statements and financial highlights of Eaton Vance Growth Trust, including the Funds and Portfolios listed on attached Schedule A, appearing in the Annual Report on Form N-CSR of Eaton Vance Growth Trust for the year ended September 30, 2008, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectus and ‘‘Independent Registered Public Accounting Firm’’ in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts January 26, 2009

SCHEDULE A

Report Date	Eaton Vance Growth Trust Funds and Portfolios

November 15, 2008	Eaton Vance-Atlanta Capital Large-Cap Growth Fund
November 15, 2008	Eaton Vance-Atlanta Capital SMID-Cap Fund
November 15, 2008	Large-Cap Portfolio
November 15, 2008	SMID-Cap Portfolio